EXHIBIT 5

Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487

June 11, 2010

United Bancorp, Inc.
2723 S. State Street
Ann Arbor, MI 48104
Re:	Form S-8 Registration Statement 500,000 Shares of Common Stock, No Par Value Per Share United Bancorp, Inc. Stock Incentive Plan of 2010 (the "Plan")

Dear Ladies and Gentlemen:

                    We are counsel to United Bancorp, Inc. ("United") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 500,000 shares of United common stock, no par value ("Common Stock"), under a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about June 11, 2010.

                    We are familiar with the proceedings taken by United in connection with the authorization of up to 500,000 shares of Common Stock to be issued under the Registration Statement (the "Shares"). We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies.

                    Based upon the foregoing, we are of the opinion that the Shares, when duly registered under the Securities Act and issued and delivered under the Plan, will be validly issued, fully paid, and nonassessable.

                    We consent to the filing of this opinion as an exhibit to the Registration Statement.

                    This opinion is rendered for the purposes of Part II, Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K and may not be used, quoted, or referred to or filed for any other purpose without our prior written permission.
Warner Norcross & Judd LLP

By	/s/ Gordon R. Lewis
Gordon R. Lewis, A Partner